Exhibit (h)(viii)(2)

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Portfolio Name	Tax Year- End
SPDR Series Trust
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	June 30
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	June 30
SPDR Portfolio Aggregate Bond ETF	June 30
SPDR Bloomberg Barclays Convertible Securities ETF	June 30
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	June 30
SPDR Bloomberg Barclays High Yield Bond ETF	June 30
SPDR Portfolio Intermediate Term Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	June 30
SPDR Bloomberg Barclays International Corporate Bond ETF	June 30
SPDR Bloomberg Barclays International Treasury Bond ETF	June 30
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	June 30
SPDR Bloomberg Barclays Corporate Bond ETF	June 30
SPDR Portfolio Long Term Corporate Bond ETF	June 30
SPDR Portfolio Long Term Treasury ETF	June 30
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	June 30
SPDR Portfolio Short Term Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	June 30
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	June 30
SPDR Portfolio Short Term Treasury ETF	June 30
SPDR Bloomberg Barclays TIPS ETF	June 30
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	June 30
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	June 30
SPDR ICE BofAML Crossover Corporate Bond ETF	June 30
SPDR FTSE International Government Inflation-Protected Bond ETF	June 30
SPDR Dorsey Wright Fixed Income Allocation ETF	June 30
SPDR Dow Jones REIT ETF	June 30
SPDR FactSet Innovative Technology ETF	June 30
SPDR Global Dow ETF	June 30
SPDR NYSE Technology ETF	June 30
SPDR MSCI USA StrategicFactors ETF	June 30
SPDR Portfolio Large Cap ETF	June 30

SPDR SSGA US Large Cap Low Volatility Index ETF	June 30
SPDR Russell 1000 Low Volatility Focus ETF	June 30
SPDR Russell 1000 Momentum Focus ETF	June 30
SPDR Russell 1000 Yield Focus ETF	June 30
SPDR Portfolio Small Cap ETF	June 30
SPDR SSGA US Small Cap Low Volatility Index ETF	June 30
SPDR Portfolio Total Stock Market ETF	June 30
SPDR Nuveen S&P High Yield Municipal Bond ETF	June 30
SPDR Portfolio Mid Cap ETF	June 30
SPDR S&P 1500 Momentum Tilt ETF	June 30
SPDR S&P 1500 Value Tilt ETF	June 30
SPDR S&P 400 Mid Cap Growth ETF	June 30
SPDR S&P 400 Mid Cap Value ETF	June 30
SPDR S&P 500 Buyback ETF	June 30
SPDR S&P 500 Fossil Fuel Reserves Free ETF	June 30
SPDR Portfolio S&P 500 Growth ETF	June 30
SPDR Portfolio S&P 500 High Dividend ETF	June 30
SPDR Portfolio S&P 500 Value ETF	June 30
SPDR S&P 600 Small Cap ETF	June 30
SPDR S&P 600 Small Cap Growth ETF	June 30
SPDR S&P 600 Small Cap Value ETF	June 30
SPDR S&P Aerospace & Defense ETF	June 30
SPDR S&P Bank ETF	June 30
SPDR S&P Biotech ETF	June 30
SPDR S&P Capital Markets ETF	June 30
SPDR S&P Dividend ETF	June 30
SPDR S&P Health Care Equipment ETF	June 30
SPDR S&P Health Care Services ETF	June 30
SPDR S&P Homebuilders ETF	June 30
SPDR S&P Insurance ETF	June 30
SPDR S&P Internet ETF	June 30
SPDR S&P Metals & Mining ETF	June 30
SPDR S&P Oil & Gas Equipment & Services ETF	June 30
SPDR S&P Oil & Gas Exploration & Production ETF	June 30
SPDR S&P Pharmaceuticals ETF	June 30
SPDR S&P Regional Banking ETF	June 30
SPDR S&P Retail ETF	June 30
SPDR S&P Semiconductor ETF	June 30
SPDR S&P Software & Services ETF	June 30
SPDR S&P Technology Hardware ETF	June 30
SPDR S&P Telecom ETF	June 30
SPDR S&P Transportation ETF	June 30
SPDR SSGA Gender Diversity Index ETF	June 30
SPDR Wells Fargo Preferred Stock ETF	June 30

[Redacted]

Dated: July 31, 2018